                                                                    Exhibit 3.10

                             TELE-MATIC CORPORATION

                              AMENDED AND RESTATED

                                     BYLAWS*

----------
*    Adopted as of August 1, 1990.

                             TELE-MATIC CORPORATION

                              AMENDED AND RESTATED

                                     BYLAWS*

                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
                                    SECTION I
                                     Offices

1.1  Principal Office....................................................     3
1.2  Registered Office and Agent.........................................     3

                                   SECTION II
                            MEETINGS OF SHAREHOLDERS

2.1  Time and Place......................................................     3
2.2  Annual Meeting......................................................     3
2.3  Special Meetings....................................................     4
2.4  Record Date.........................................................     4
2.5  Voting List.........................................................     4
2.6  Notices.............................................................     5
2.7  Quorum..............................................................     5
2.8  Voting .............................................................     6
2.9  Voting of Certain Shares............................................     6
2.10 Cumulative Voting...................................................     6
2.11 Waiver of Notice ...................................................     6
2.12 Action by Shareholders Without a Meeting............................     7

                                   SECTION III
                                    DIRECTORS

3.1  Authority of the Board of Directors ................................     7
3.2  Number .............................................................     7
3.3  Qualification ......................................................     8
3.4  Election ...........................................................     8
3.5  Term ...............................................................     8
3.6  Compensation .......................................................     8
3.7  Presumption of Assent ..............................................     8
3.8  Removal and Resignation ............................................     8
3.9  Vacancies ..........................................................     8
3.10 Meetings ...........................................................     9

----------
*    Adopted as of August 1, 1990.

Section                                                                     Page
-------                                                                     ----
3.11 Notice..............................................................     9
3.12 Quorum..............................................................     9
3.13 Waiver of Notice....................................................     9
3.14 Attendance by Telephone.............................................    10
3.15 Action by Directors Without a Meeting...............................    10
3.16 Committees..........................................................    10

                                   SECTION IV
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

4.1  Contracts...........................................................    10
4.2  Checks, Drafts, Etc.................................................    11
4.3  Deposits............................................................    11

                                    SECTION V
                                    OFFICERS

5.1  Number and Election.................................................    11
5.2  President...........................................................    11
5.3  Vice President......................................................    12
5.4  Secretary ..........................................................    12
5.5  Treasurer...........................................................    12
5.6  Assistant Secretary.................................................    12
5.7  Assistant Treasurer.................................................    13
5.8  Removal and Resignation ............................................    13
5.9  Compensation .......................................................    13

                                   SECTION VI
                                      STOCK

6.1  Certificates .......................................................    13
6.2  Facsimile Signature.................................................    14
6.3  Transfers...........................................................    14
6.4  Shares Held for Account of Another..................................    15

                                   SECTION VII
                                  MISCELLANEOUS

7.1  Corporate Seal......................................................    15
7.2  Fiscal Year ........................................................    15
7.3  Amendment of Bylaws.................................................    15
7.4  Uniformity of Interpretation and Severability.......................    15

Secretary's Certification ...............................................    17

                              AMENDED AND RESTATED

                                     BYLAWS*

                                       OF

                             TELE-MATIC CORPORATION

                                    SECTION I

                                     OFFICES

     1.1 PRINCIPAL OFFICE. The principal offices of the Company shall initially be as set forth in the Articles of Incorporation. The Company may have such other offices or relocate its principal office either within or outside of the State of Colorado as the Board of Directors may designate or as the business of the Company may require from time to time.

     1.2 REGISTERED OFFICE AND AGENT. The Company shall continuously maintain in the State of Colorado a registered office and a registered agent whose business office may, but need not, be identical with the registered office of the Company. The initial registered office and the initial registered agent of the Company shall be as specified in the Articles of Incorporation of the Company. The Company may change its registered office, its registered agent, or both, upon filing a statement as specified by law with the appropriate governmental authorities.

                                   SECTION II

                            MEETINGS OF SHAREHOLDERS

     2.1 TIME AND PLACE. Any meeting of the shareholders of the Company may be held at such time and place, within or outside the State of Colorado, as may be specified in the notice or waiver of notice of the related meeting.

     2.2 ANNUAL MEETING. The annual meeting of the shareholders of the Company for the purpose of electing directors of the Company and for the transaction of such other business as may properly come before the meeting shall be held on the date and at the time and place fixed by the Board of Directors; provided, however, that the first annual meeting shall be held on a date that is within 13 months after the date on which the Company first has shareholders, and each successive annual meeting shall be held on a date that is within 13 months after the preceding annual meeting. If the election of directors of the Company shall not be held on the day designated herein for any annual meeting of the shareholders of the

----------
*    Adopted as of August 1, 1990.

Company or, in the case of any adjournment thereof at the subsequent reconvening of such meeting, the Board of Directors shall cause such election to be held at a special meeting of the shareholders of the Company as soon thereafter as is practicable.

     2.3 SPECIAL MEETINGS. Special meetings of the shareholders of the Company, for any purpose, may be called by the Chairman of the Board, the President, any Vice President, any two members of the Board of Directors, or the holders of not less than fifty percent (50%) of all of the shares entitled to vote at such meeting; provided, however, that the holders of not less than one-tenth of all shares entitled to vote at the related meeting may request, in writing, the President to call a special meeting of the shareholders for purposes of considering a proposed amendment to the Articles of Incorporation. Special meetings of the shareholders shall be held at the principal offices of the Company or at such other place as the person(s) calling such meeting may designate.

     2.4 RECORD DATE. In order to make a determination of shareholders entitled to notice of or to vote at any meeting of shareholders or, in the case of any adjournment thereof at the subsequent reconvening of such meeting, or entitled to receive payment of any dividend, or for any other proper purpose, the Board of Directors may fix in advance a date as the record date for such determination. The record date so fixed shall not be more than 50 days and, in the case of a meeting of the shareholders, not less than 10 days before the date of the proposed action except when it is proposed that (i) the number of authorized shares of the Company be increased, in which case the record date shall be not less than 30 days before the date of such action or (ii) all or substantially all of the property and assets of the Company be sold, leased, exchanged or otherwise disposed of other than in the ordinary course of business or other than in liquidation (but not by way of mortgage, pledge, or other grant of security interest), in which case the record date shall not be less than 20 days before the date of such action. If no record date is so fixed, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. Determination of the record date for actions taken by the shareholders by written consent shall be as set forth in Section 2.12 of these Bylaws.

     2.5 VOTING LIST. At least 10 days before each meeting of the shareholders, the Secretary of the Company shall compile a complete list of the shareholders entitled to vote at such meeting or, in the case of any adjournment thereof at the subsequent reconvening of such meeting. Such list shall (i) be arranged in alphabetical order, (ii) contain the address and number of shares held by each such shareholder, (iii) be kept on file and at the principal office of the Company for 10 days prior to such meeting, and (iv) be subject to inspection for any purpose germane to such meeting by any shareholder entitled to vote at such meeting during the usual business hours of the Company and throughout the duration of such meeting.

     2.6 NOTICES. Written notice of any meeting pursuant to Section 2.3 of these Bylaws stating the place, day and hour of such meeting shall be given not earlier than the earliest date or later than the latest date that may serve as the record date for such meeting, either personally or by mail, by or at the direction of the person(s) calling such meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the applicable shareholder at its address then appearing on the stock transfer books of the Company. If delivered personally, such notice shall be deemed to be delivered when handed to the shareholder or deposited at its address then appearing on the stock transfer books of the Company. The person(s) giving notice to a shareholder shall be entitled to rely on the last address furnished to the Company by such shareholder, and if three successive communications to the last known address of any shareholder are undeliverable no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the Company. The purpose or purposes for which a meeting of the shareholders of the Company is called shall be stated in the related notice in the case of any special meeting of shareholders or in the case of any meeting of shareholders at which action will be taken with respect to (i) an amendment to the Articles of Incorporation, (ii) a merger, consolidation, dissolution or liquidation of the Company, (iii) an exchange of any shares of the Company for the shares of another corporation pursuant to a plan of exchange to be approved by such shareholders, or (iv) a sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company.

     2.7 QUORUM. The presence, in person or by proxy, of a majority of all of the shares entitled to vote at a meeting of shareholders of the Company shall constitute a quorum at such meeting. If a quorum is not represented at any meeting of shareholders, the shareholders represented may adjourn the meeting for up to 60 days at any one adjournment, until the number of shares required for a quorum are present. If an adjournment is for more than 60 days or if, after such adjournment, a new record date is fixed for the subsequently reconvened meeting, a notice of such meeting shall be given to each shareholder entitled to vote at such meeting. Except as provided in the immediately preceding sentence, notice of such a meeting need not be given other than by announcement at the initial meeting. At any subsequently reconvened meeting at which a quorum is represented, any business may be transacted that could have been transacted at the initial meeting. The shareholders represented at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.8 VOTING. Except as otherwise required by law, all matters shall be decided by a vote of the majority of the shares represented at a meeting and entitled to vote on the subject matter. Except with respect any class or classes of non-voting stock, each outstanding share shall be entitled to one vote on each matter submitted to a vote of the shareholders. A shareholder may vote either in person or by proxy executed in writing by such shareholder or by its duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company at or before the time of the meeting. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in such proxy. Except as otherwise required by applicable law, voting at meetings of shareholders shall be oral, but shall be by written ballot if so demanded by any shareholder entitled to vote who is represented at such meeting.

     2.9 VOTING OF CERTAIN SHARES. Shares registered in the name of a corporation may be voted by an officer, agent, or proxy of such corporation as the bylaws of such corporation may prescribe or, in the absence of such a provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, conservator or trustee may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until such shares have been registered in the name of the pledgee, and thereafter the pledgee of such shares shall be entitled to vote such shares. Shares of its own stock belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     2.10 CUMULATIVE VOTING. Cumulative voting of shares of the Company shall not be permitted.

     2.11 WAIVER OF NOTICE. Whenever applicable law or these Bylaws require notice of a shareholders meeting to be given, a written waiver of such notice signed before, at, or after the time stated in such waiver by a shareholder entitled to such notice, shall be equivalent to the giving of notice to such shareholder. By representation at a meeting, either in person or by proxy, a shareholder waives any objection to (i) lack of notice or defective notice of such meeting unless such shareholder objects, at the beginning of such meeting, to the holding of such meeting or the transaction of business at such meeting, and (ii) consideration at such meeting of any matter not within the purpose or purposes, if any, described in the notice of such meeting unless such shareholder objects to such matter when it is presented for consideration.

     2.12 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action that could be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, describing the action to be so taken, is signed by all of the shareholders entitled to vote with respect to such action and delivered to the Secretary for inclusion in the records of the Company. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon, unless such consent specifies a different effective date.

                                   SECTION III

                                    DIRECTORS

     3.1 AUTHORITY OF THE BOARD OF DIRECTORS. Except as otherwise provided by applicable law, these Bylaws or the Articles of Incorporation, the business and affairs of the Company shall be managed by the Board of Directors.

     3.2 NUMBER. The number of directors of the Company shall be no fewer than three; provided, however, that if all outstanding shares of stock of the Company entitled to vote in the election of directors of the Company are held of record by fewer than three shareholders, there need only be as many directors as there are shareholders of record. Subject to such limitation, the number of directors shall be fixed by resolution of the Board of Directors and may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. At such time, if any, when the Board of Directors consists of six or more members, in lieu of electing the whole number of directors annually, the Board of Directors may by appropriate resolution divide the directors into either two or three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the second succeeding annual meeting, if there are two classes, or until the third succeeding annual meeting, if there are three classes. No classification of directors shall be effective prior to the first annual meeting of shareholders.

     3.3 QUALIFICATION. Directors of the Company shall be natural persons at least 18 years of age, but need not be residents of the State of Colorado or shareholders of the Company.

     3.4 ELECTION. The Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

     3.5 TERM. Except as provided in Section 3.2 or Section 3.9 of these Bylaws, each director of the Company shall be elected to hold office until the next annual meeting of the shareholders and until such director's successor has been duly elected and qualified.

     3.6 COMPENSATION. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or committee thereof, a fixed sum for attendance at each meeting of the Board of Directors or committee thereof, and/or a stated salary. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation in such capacity or from receiving compensation for any extraordinary or unusual services as a director.

     3.7 PRESUMPTION OF ASSENT. A director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the taking of such action unless the dissent of such director is entered into the minutes of such meeting, or unless such director files a written dissent to the taking of such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of such meeting. Such right to dissent to the taking of an action by the Board of Directors shall not apply to a director who voted in favor of such action, or to action taken pursuant to Section 3.15 of these Bylaws.

     3.8 REMOVAL AND RESIGNATION. A director may be removed, with or without cause, at a meeting of shareholders expressly called for that purpose. A director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary, and acceptance of such resignation shall not be necessary to make it effective unless such notice so provides.

     3.9 VACANCIES. Any vacancy occurring on the Board of Directors and any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority, though less than a quorum, of the remaining directors. A director elected to fill a vacancy shall hold such position during the unexpired term of such director's predecessor. A director elected as a result of an increase in the number of directors shall hold such position until the next annual meeting of the shareholders and until such director's successor has been duly elected and qualified.

     3.10 MEETINGS. A regular meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of the shareholders. No notice of this meeting of the Board of Directors need by given. The Board of Directors may, by resolution, establish the times and places for additional regular meetings which thereafter may be held without further notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any Vice President, any two members of the Board of Directors, or the holders of more than fifty percent (50%) of all of the shares entitled to vote at an election of directors. Special meetings of the Board of Directors shall be held at the principal offices of the Company or at such other place as the person(s) calling such meeting may designate.

     3.11 NOTICE. Notice of a special meeting of the Board of Directors, stating the date, time and place of such meeting, shall be given to each member of the Board of Directors by the person(s) calling such meeting. Such notice may be sent by registered mail, return receipt requested, at least seven days before the meeting addressed to each director at the last address such director has furnished to the Company, and notice so mailed shall be deemed to be given when mailed. Alternatively, notice may be given at least 24 hours before the meeting in person, or by telephone, prepaid telegram, telex, cablegram, radiogram, or similar method, and such notice shall be deemed to have been given when the personal or telephone conversation occurs, or when the telegram, telex, cablegram, radiogram or other form of notice either is personally delivered to the director or delivered to the last address such director has furnished to the Company.

     3.12 QUORUM. Except as provided in Section 3.9 of these Bylaws, the presence of a majority of the number of directors shall constitute a quorum for the transaction of business at meetings of the Board of Directors. Except as otherwise specifically required by applicable law, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     3.13 WAIVER OF NOTICE. A written waiver of notice signed before, at, or after the time stated in such waiver by a director entitled to such notice, shall be equivalent to the giving of notice to such director. By attending or participating in any regular or special meeting, a director waives any required notice of such meeting unless such director objects, at the beginning of such meeting, to the holding of such meeting.

     3.14 ATTENDANCE BY TELEPHONE. Members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by which all directors participating in such meeting can hear each other at the same time. For all purposes, such participation shall constitute presence in person at such meeting.

     3.15 ACTION BY DIRECTORS WITHOUT A MEETING. Any action that can be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, describing the action to be so taken, is signed by all of the directors and delivered to the Secretary for inclusion in the records of the Company. Such consent may be executed in counterparts and shall be effective as of the date of the last signature thereon, unless such consent specifies a different effective date.

     3.16 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the designating resolution or otherwise, shall have all of the authority, powers, and duties of the Board of Directors except that no such committee shall have the authority to do any act contrary to the Articles of Incorporation, these Bylaws or the laws of the State of Colorado (currently set forth in C.R.S. 7-5-107), as each now exist or may hereafter be amended. Subject to the foregoing, the Board of Directors may provide by resolution such powers, limitations and procedures of such committees as it deems advisable. To the extent the Board of Directors does not establish other procedures for such a committee, each committee shall be governed by the procedures, except as they relate to an annual meeting and to the appointment and removal of members, of
Section 3.7 through Section 3.15, inclusive, of these Bylaws as if the committee were the Board of Directors. Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such a committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors, not a member of the committee in question, with such director's responsibility under applicable law to act in good faith, in a manner such director reasonably believes to be in the best interests of the Company, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

                                   SECTION IV

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     4.1 CONTRACTS. The Board of Directors may authorize one or more officers or agents to enter into any contract or execute and deliver any instruments in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     4.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officers or agents of the Company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     4.3 DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

                                    SECTION V

                                    OFFICERS

     5.1 NUMBER AND ELECTION. The officers of the Company shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a Chairman and a Vice Chairman of the Board of Directors, and the Board of Directors or the President may appoint one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and such other subordinate officers and agents as the Board of Directors or the President deems necessary, each of whom shall hold their offices and agencies for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by these Bylaws and the Board of Directors or, with respect to officers or agents appointed by the President, these Bylaws and the President in consultation with the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. The officers of the Company shall be natural persons at least 18 years of age.

     5.2 PRESIDENT. The President shall be the Chief Executive Officer of the Company. The President shall preside at all meetings of shareholders and, unless the Board of Directors has elected a Chairman or Vice Chairman, at all meetings of the Board of Directors. Subject to the direction and control of the Board of Directors, the President shall have general and active management of the business of the Company and shall be responsible for ensuring that all orders and resolutions of the Board of Directors are carried into effect. The President may negotiate, enter into, and execute such contracts, deeds and other instruments on behalf of the Company as are necessary and appropriate or as are approved by the Board of Directors. The President shall have such additional authority, powers and duties as are appropriate and customary for the office of President and Chief Executive Officer or as the Board of Directors may prescribe from time to time.

     5.3 VICE PRESIDENT. The Vice President, if any, or if there are more than one, the Vice Presidents in the order determined by the Board of Directors, shall be the officer or officers next in seniority after the President. Each Vice President shall have such authority, powers and duties as are prescribed by the Board of Directors or, in the absence of such a determination by the Board, the President. Upon the death, absence or disability of the President, the Vice President, if any, or if there are more than one, the Vice Presidents in the order determined by the Board of Directors, shall have the authority, powers and duties of the President.

     5.4 SECRETARY. Except as otherwise provided by these Bylaws or applicable law, the Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep the minutes of such meetings, have charge of the corporate seal and stock records, be responsible for the maintenance of all records of the Company and the preparation and the filing of all reports to governmental agencies (other than tax returns), have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by signature of the Secretary), and have such other authority, powers and duties as are appropriate and customary for the office of Secretary or as the Board of Directors may prescribe from time to time.

     5.5 TREASURER. The Treasurer shall have control of the funds of the Company and the care and custody of all stocks, bonds, and other securities owned by the Company, and shall be responsible for the preparation and filing of tax returns. The Treasurer shall receive all moneys paid to the Company and, subject to any limits imposed by the Board of Directors, shall have authority to give receipts and vouchers, to sign and endorse checks and warrants in the Company's name and on the Company's behalf, and to give full discharge for the same. The Treasurer shall also have charge of disbursement of funds of the Company, shall keep full and accurate records of receipts and disbursements, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as shall be designated by the Board of Directors. The Treasurer shall have such additional authority, powers and duties as are appropriate and customary for the office of treasurer or as the Board of Directors may prescribe from time to time.

     5.6 ASSISTANT SECRETARY. The Assistant Secretary, if any, or if there are more than one, the Assistant Secretaries in the order determined by the Board of Directors shall, under the supervision of the President and the Secretary, perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or, in the absence of a determination by the Board, the President. Upon the death, absence or disability of the Secretary, the Assistant Secretary, if any, or if there are more than one, the Assistant Secretaries in the order designated by the Board of

Directors, shall have the authority, powers and duties of the Secretary.

     5.7 ASSISTANT TREASURER. The Assistant Treasurer, if any, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors shall, under the supervision of the President and the Treasurer, perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or, in the absence of a determination by the Board, the President. Upon the death, absence or disability of the Treasurer, the Assistant Treasurer, if any, or if there are more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall have the authority, powers and duties of the Treasurer.

     5.8 REMOVAL AND RESIGNATION. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any officer appointed by the President may be removed at any time, with or without cause, by the Board of Directors or the President. Any officer may resign at any time by giving written notice of resignation to the Board of Directors, the President or the Secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office the election or appointment to which may be made only by the Board of Directors, shall be filled by the Board of Directors. Any vacancy occurring in any other office of the Company may be filled by the Board of Directors or the President.

     5.9 COMPENSATION. Officers of the Company shall receive such compensation for their services as may be authorized or ratified by the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that such officer also is a director of the Company. Election or appointment of an officer shall not of itself create a contractual right to employment, or to compensation for services performed as an officer.

                                   SECTION VI

                                      STOCK

     6.1 CERTIFICATES. Certificates representing shares of stock of the Company shall be in such form as is approved by the Board of Directors and shall be signed by the Chairman or Vice Chairman of the Board of Directors or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. All certificates representing shares of stock of the Company shall be consecutively numbered, and the names and addresses of the registered holders, the number of shares, and the date of issue shall be entered on the stock transfer books of the


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
Company. Each certificate representing shares issued by the Company shall set forth upon the face or back of the certificate or shall state that the Company will furnish to any shareholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series of preferred or special class in series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In addition, each certificate representing shares of stock of the Company shall state upon its face (i) that the Company is organized under the laws of the State of Colorado, (ii) the name of the person to whom issued, (iii) the number and class of shares and the designation of the series, if any, which such certificate represents, (iv) the par value of each share represented by such certificate or a statement that the shares are without par value, and (v) any restrictions imposed on the transfer of the shares represented by such certificate or a reference to a description of such restrictions on the reverse thereof.

     6.2 FACSIMILE SIGNATURES. Any or all of the officers' signatures required by Section 6.1 of these Bylaws on certificates representing shares of stock of the Company may be by facsimile. If any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to serve the Company in such capacity, whether by death, resignation or otherwise, before such certificate is issued, it may nevertheless be issued with the same effect as if such person were still serving the Company in such capacity at the date of issue.

     6.3 TRANSFERS OF STOCK. Transfers of shares of stock of the Company shall be made on the stock transfer books of the Company only upon presentation of the certificate representing such shares properly endorsed by the person or persons appearing upon the face of such certificate to be the owner, by such person's legal representative who shall furnish proper evidence of authority, or by such person's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or accompanied by a proper transfer or assignment separate from the certificate, except as may otherwise be expressly provided by applicable law, by order of a court of competent jurisdiction. The officers or transfer agents of the Company may, in their discretion, require a signature guaranty before making any transfer. The company shall be entitled to treat the person in whose name any shares are registered on the stock transfer books as the owner of those shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the Company shall have notice of such claim or interest. All certificates of stock of the Company surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have


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
been surrendered and cancelled except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Company as the Board of Directors may prescribe.

     6.4 SHARES HELD FOR ACCOUNT OF ANOTHER. The Board of Directors may, by resolution, adopt a procedure whereby a shareholder of the Company may certify in writing to the Company that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. Such resolution shall set forth (i) the classification of shareholders who may so certify, (ii) the purpose or purposes for which such certification may be made, (iii) the form of such certification and the information to be contained therein, (iv) if such certification is with respect to a record date or closing of the stock transfer books, the time after the record date or the closing of the stock transfer books within which such certification must be received by the Company, and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Company of a certification complying with such procedures, the person(s) specified in such certification shall be deemed, for the purpose or purposes set forth therein, to be the holder(s) of record of the number of shares specified in place of the shareholder making such certification.

                                   SECTION VII

                                  MISCELLANEOUS

     7.1 CORPORATE SEAL. The Board of Directors may adopt a seal circular in form and bearing the name of the Company, the state of its incorporation, and the word "Seal" which, when adopted, shall constitute the seal of the Company. The seal may be used by causing it or a facsimile of it to be impressed, affixed, manually reproduced, or rubber stamped with indelible ink.

     7.2 FISCAL YEAR. The Board of Directors may, by resolution, adopt a fiscal year for the Company.

     7.3 AMENDMENT OF BYLAWS. The provisions of these Bylaws may at any time, and from time to time, be amended, supplemented or repealed by the Board of Directors.

     7.4 UNIFORMITY OF INTERPRETATION AND SEVERABILITY. These Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the laws of the State of Colorado or of any other state in which conformity may become necessary by reason of the qualification of the Company to do business in such state, and where conflict between these Bylaws, the Articles of Incorporation or the laws of such a state has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not affect the validity of the remainder of these Bylaws without the invalid provision or the application thereof, and the provisions of these Bylaws are declared to be severable.

                                     - END -

                            SECRETARY'S CERTIFICATION

     The undersigned Secretary of Tele-Matic Corporation (the "Company") hereby certifies that the foregoing Amended and Restated Bylaws are the Bylaws of the Company adopted by the Board of Directors as of the 9th day of July 1990 to be effective as of August 1, 1990.


                                        By /s/ Donald G. Antonio
                                           -------------------------------------
                                           Donald G. Antonio
                                           Secretary


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